UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

Keypath Education International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56641	86-2590572
(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 204N

Schaumburg, IL 60173

(Address of principal executive offices and zip code)

(224) 419 - 7988

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

On August 13, 2024, Keypath Education International, Inc. (the “Company”) issued an announcement relating to the filing of the Company’s Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy”) for its special meeting of the Company’s stockholders to be held on September 4, 2024 at 6:00 p.m. CDT (September 5, 2024 at 9:00 a.m. AEST). The special meeting of the Company’s stockholders is being held for the purpose of voting on a proposal to adopt the Agreement and Plan of Merger, dated as of May 23, 2024 (as it may be amended from time to time, the “Merger Agreement”) with an affiliate of Sterling Partners, Karpos Intermediate, LLC, a Delaware limited liability company (“Parent”), and Karpos Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, all subject to the terms and conditions set forth therein. A copy of the announcement is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Announcement of the Company dated August 13, 2024 (furnished herewith).
104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keypath Education International, Inc.

Date: August 13, 2024	/s/ Stephen C. Fireng
Stephen C. Fireng
Global Chief Executive Officer

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